Exhibit 5.1

27 October 2023	Our Ref: JT/MK/MM/C5509-S14602

MoneyHero Limited 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands

Dear Sir or Madam

MONEYHERO LIMITED (FORMERLY KNOWN AS HYPHEN GROUP LIMITED)

We have acted as Cayman Islands legal advisers to MoneyHero Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the registration of (a) the issuance by the Company from time to time of up to 26,282,971 Class A ordinary shares of the Company, with par value US$0.0001 per share (the “Primary Shares” or “Warrant Shares”) upon the exercise of certain warrants to issue Class A ordinary shares of the Company, with par value US$0.0001 per share; and (b) the resale from time to time by the selling security holders named in the Registration Statement (or their donees, pledgees, transferees or other successors-in-interest) of: (i) up to 42,988,598 Class A ordinary shares of the Company, with par value US$0.0001 per share (the “Secondary Shares”); and (ii) up to 8,116,602 warrants to purchase Class A ordinary shares of the Company, with par value US$0.0001 per share as constituted under the Warrant Documents (as defined in Schedule 1) (the “Warrants”), all in connection with the business combination described in the Registration Statement. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Walkers (Singapore) Limited Liability Partnership

UEN/Reg. No. T09LL0833E

3 Church Street, 16-02 Samsung Hub, Singapore 049483

T  +65 6595 4670  F  +65 6595 4671  www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Dublin | Guernsey | Hong Kong | Jersey | London | Singapore

WALKERS	Page 2

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.

The authorised share capital of the Company is currently US$50,000 divided into 440,000,000 Class A ordinary shares of a nominal or par value of US$0.0001 each and 50,000,000 Class B ordinary shares of a nominal or par value of US$0.0001 each and 10,000,000 convertible preference shares of a nominal or par value of US$0.0001 each.

3.

The issue and allotment of the Primary Shares pursuant to the Registration Statement have been duly authorized. When allotted, issued and fully paid for as contemplated in the Registration Statement, and when appropriate entries have been made in the Register of Members of the Company, the Primary Shares to be issued by the Company will be validly issued, allotted, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Primary Shares on the holder thereof by the Company).

4.

The Secondary Shares, as contemplated by the Registration Statement, have been duly authorized. When allotted, issued and fully paid for as contemplated in the Registration Statement, and when appropriate entries have been made in the Register of Members of the Company, the Secondary Shares to be issued by the Company will be validly issued, allotted, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Secondary Shares on the holder thereof by the Company).

5.

The issue and allotment of the Warrant Shares upon exercise of the Warrants as contemplated by the Warrant Documents, the delivery and exercise of which being in accordance with and in the manner contemplated by the Registration Statement, have been duly authorised. When allotted, issued and fully paid for as contemplated in the Warrant Documents and Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Warrant Shares to be issued by the Company will be validly issued, allotted, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Warrant Shares on the holder thereof by the Company).

6.	The execution, delivery and performance of the Warrant Documents to which the Company is a party have been authorised by and on behalf of the Company.

7.

The Warrant Documents to which the Company is a party and the issuance of Warrants contemplated thereunder have been duly authorised and executed by the Company and, when delivered by the Company, the Warrant Documents and the Warrants constituted thereby will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

WALKERS	Page 3

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Walkers (Singapore) Limited Liability Partnership

WALKERS	Page 4

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 21 March 2023, the Certificate of Incorporation on Change of Name dated 5 April 2023, the Memorandum and Articles of Association as registered on 21 March 2023, the Amended and Restated Memorandum and Articles of Association as adopted by special resolution on 4 April 2023 and as registered on 5 April 2023, the Second Amended and Restated Memorandum and Articles of Association as adopted by special resolution on 12 October 2023 (the “Memorandum and Articles”), Register of Members of the Company dated 27 October 2023 and Register of Directors of the Company dated 27 October 2023 (together the “Company Records”).

2.	A Certificate of Good Standing dated 9 October 2023 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

3.

A copy of executed written resolutions of the directors of the Company dated 25 May 2023, 12 October 2023 and 12 October 2023 respectively and a copy of the executed written resolutions of the shareholders of the Company dated 25 May 2023 and 12 October 2023 respectively (together the “Resolutions”).

4.	The Registration Statement.

5.	The Warrant Agreement to be executed as contemplated by the Registration Statement, by and among Continental Stock Transfer & Trust Company and the Company (the “PubCo Class A Warrant Agreement”).

6.

The Warrant Instrument executed as contemplated by the Registration Statement, relating to 20,067,574 Warrants to subscribe for Class A ordinary shares in the Company as attached to the Class A Warrant Supplemental Deed dated 25 May 2023, by and among the Company, Bridgetown Holdings Limited (“Acquiror”) and CompareAsia Group Capital Limited (“CAGCL”) in relation to the warrant instrument relating to warrants to subscribe for class A ordinary shares in CAGCL dated 14 October 2022 (the “PubCo Class A Warrant Instrument”).

7.

The Warrant Instrument executed as contemplated by the Registration Statement, relating to 3,939,471 Warrants to subscribe for Class A ordinary shares in the Company as attached to the Class C Warrant Supplemental Deed dated 25 May 2023, by and among the Company, Acquiror and CAGCL in relation to the warrant instrument relating to Class C-1 warrants to subscribe for class C ordinary shares in CAGCL dated 14 October 2022 (the “PubCo Class C-1 Warrant Instrument”).

8.

The Warrant Instrument executed as contemplated by the Registration Statement, relating to 2,005,263 Warrants to subscribe for Class A ordinary shares in the Company as attached to the Class C Warrant Supplemental Deed dated 25 May 2023, by and among the Company, Acquiror and CAGCL in relation to the warrant instrument relating to Class C-2 warrants to subscribe for class C ordinary shares in CAGCL dated 14 October 2022 (the “PubCo Class C-2 Warrant Instrument”).

9.

The Assignment, Assumption and Amendment Agreement dated 25 May 2023, by and among Continental Stock Transfer & Trust Company, the Company and Acquiror (the “Assignment, Assumption and Amendment Agreement”).

(the PubCo Class A Warrant Agreement, PubCo Class A Warrant Instrument, PubCo Class C-1 Warrant Instrument, PubCo Class C-2 Warrant Instrument and Assignment, Assumption and Amendment Agreement, together, the “Warrant Documents”)

WALKERS	Page 5

SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, representations of signatures, initials and/or seals (as appropriate) on the Warrant Documents are genuine and are those of a person or persons given power to execute the Warrant Documents under the Resolutions. All documents (including the Warrant Documents) purporting to be signed or sealed have been so signed or sealed (as appropriate). All copies are complete and conform to their originals.

2.	The Memorandum and Articles reviewed by us are the Memorandum and Articles of Association of the Company that are in effect on the date hereof.

3.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

4.

Each of the Registration Statement and the Warrant Documents will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

5.	The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman Islands law.

6.	On the date of issuance of the Warrant Shares, the Company has sufficient authorised and unissued share capital.

WALKERS	Page 6

SCHEDULE 3

QUALIFICATIONS

1.

The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the documents cited in this opinion are of a type which the Courts enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)

enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, restructuring, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)

enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)

where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)

to the extent that any provision of the documents cited in this opinion is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the documents cited in this opinion that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

(g)	to the extent that the performance of any obligation arising under the documents cited in this opinion would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)

in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

(i)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(j)

the effectiveness of terms in the documents cited in this opinion excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

WALKERS	Page 7

3.	We express no opinion upon any provisions in the Memorandum and Articles of Association or any document which contains a reference to any law or statute that is not a Cayman Islands law or statute.